SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2015

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The registrant elects to disclose the following information pursuant to Regulation FD:

April 15, 2015

Dear Shareholder,

New Global Energy (“New Global”) (OTCQB: NGEY) is excited to share with you a summary of our recent activities and our proposed plans. As always, we remain committed to consistent communications, interesting and timely thought leadership, and accessibility. This letter summarizes key developments that will benefit our shareholders.

On the corporate front, we are pleased to announce the construction of our new website at www.newglobalenergy.net. Further announcements will come out in the future regarding the launch. Information is also available at www.otcmarkets.com. Be sure to check the website and OTC Markets often for on-going news updates.

In addition, please be aware that after having dismissed two sets of auditors for failing to deliver their work on a timely basis, our new auditors have finished two years and three fiscal quarters of financial statements which have been filed with the Company’s filings with the Securities and Exchange Commission.

New Global expects to secure additional financing that will enable us to continue our expansion in the aquaculture and agriculture industries. In addition, we are excited to report that the company is reviewing a prospective new venture into health and wellness, which represents a supplement and complement to our current lines of business.

Agriculture

The addition of Drs. John and Susan Woods, principals of Cellulose Systems, (www.cellulosesystems.com) as the two newest NGEY Advisory Board members is a significant milestone for our company. The Woods are among the world’s foremost plant biologists and have particular expertise in the micro-propagation of elite species of Bamboo, Moringa and giant reed grasses.

Importantly, the Woods are experts and license holders in the patented NanoClay technology, which transforms dry sandy soils into a superior soil for growing any crop. The key to propagating crops in dry soil is to trap and keep water in the sand particles, balance water and nutrients to create an ideal environment for plant growth, and select plant crops with fast growth rate and high biomass yield. The addition of NanoClay to dry, sandy soil is an ideal solution in that it increases water and nutrient holding capacity while maintaining the aeration of the sandy particles. NanoClay can actually change deserts into fertile croplands and it can be implemented rapidly, thus expanding agricultural viability in arid regions. In the future, we believe NanoClay has the potential to address California’s current drought problem and even larger global issues such as: transforming subsistence farming; world hunger; poverty; green energy; cellulosic biofuels; violent conflict and climate change.

The Woods’ patented biotechnological processes, called somatic embryogenesis and organogenesis, meet the challenges of large-scale propagation and can commercially produce thousands of plants from laboratory/green houses. In fact, an entire forest of thousands of hectares can be produced entirely within these facilities. They indicate that this breakthrough allows a biomass production of 10 to 25 times that of forest and can be accomplished worldwide wherever a suitable site is identified.

We look forward to the Woods working with New Global Energy and Farm Manager Rocky French to test their patented technology with Moringa in the California desert. They believe that there is nothing more cost effective than creating low-cost fertile cropland where none existed before.

With a view toward the testing and use of this technology and the corresponding increase in crop yields, we have been engaged in the review of additional available farm acreage near AFT’s farm in Thermal, CA.

2

Aquaculture

In order to highlight our work in aquaculture, New Global expects to launch a new bi-monthly Fish & Farm Report that will be featured on our website. We plan to track trends in various regions of the world, including the growth of sustainable seafood, consumer health and agriculture. The intent is to increase awareness of the importance of healthy, sustainable fish farming that results in high-quality ‘certified and approved’ seafood.

In conjunction with AquaFarming Tech, Inc., we have developed a new aquaculture food regimen which, while using no antibiotics or chemicals, feeds Tilapia the “superfood” Moringa and green algae for their first four months in grow-out ponds. These nutrient rich algae and other aquatic plants represent a natural environment. AFT’s farms are located east of Palm Springs in the heart of the prolific Coachella Valley, California, our fish flourish as the result of a warm climate, longer daylight hours, longer summers and the availability of warm fresh water from geo-thermally heated wells. Whole Foods and other specialty retailers have met with their principals and have expressed interest in adding AFT’s healthy and high-quality tilapia to their product line.

Health and Wellness

Howard W. Mann, CEO and President of Alternate Health (www.alternatehealth.ca), is another new NGEY Advisory Board member.

Alternate Health’s CanaCard Patient Management System is a proprietary and patented platform that provides a private and secure system for HIPAA compliant interactions and monitoring. This business model complements New Global Energy’s focus on natural remedies and we are very pleased to be working with Howard and his team.

The CanaCard platform, licensed exclusively by Alternate Health, employs a unique patient identification code to access a database designed to securely store personal data, transactional volume, research data and patient management tools. The database is accessible by the patient, certified doctors and licensed Nutraceutical providers only, and is used to monitor the individual patient and provide enhanced treatment recommendations through a patient feedback loop that compares the doctor’s recommended and prescribed treatment with actual results in order to optimize and improve future patient care.

During his career, Howard Mann has founded numerous businesses and consulted on various membership platforms, online advertising and marketing platforms, streaming media and cloud storage platforms, social networking, television and video production, animation production, merchandising, branding, and direct marketing projects. He has direct experience with international licensing, as well as creating numerous domestic and international commercial programs, merchandising items, and electronic rights properties.

In summary, we believe that by solving critical cost issues through innovation and technical advancement, New Global can become the leading producer of premium seafood in Southern California and beyond. We expect to replicate this track record as a successful entity in the health and wellness category.

3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believes," "can," "could," "may," "predicts," "potential," "should," "will," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "intends" and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: April 15, 2015	By:	/s/ Perry West
Perry West
CEO

5